    As filed with the Securities and Exchange Commission on June 3, 1999
                                                     Registration No. 33-64827
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                           ----------------------

                          Tele-Communications, Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                                  84-1260157
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                              9197 South Peoria
                          Englewood, Colorado 80112
             (Address of Principal Executive Offices) (Zip Code)

         Employee Stock Purchase Plan for Bargaining Unit Employees
             of UACC Midwest, Inc. D/B/A TCI of Central Indiana
                          (Full title of the plan)

                           Stephen M. Brett, Esq.
                          Tele-Communications, Inc.
                              9197 South Peoria
                          Englewood, Colorado 80112
                   (Name and address of agent for service)

                               (720) 875-5400
        (Telephone number, including area code, of agent for service)


                   Removal of Securities from Registration
================================================================================

                   Removal of Securities from Registration

     Pursuant to undertaking No. 3 of Item 9 of the Registrant's Registration Statement on Form S-8 (File No. 33-64827) (the "Registration Statement"), the Registrant files this Post-effective Amendment No. 1 to the Registration Statement for the purpose of withdrawing from registration any of the securities of the Registrant which were previously registered under the Registration Statement and which remain unsold.

                                 Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 3, 1999.

                                     TELE-COMMUNICATIONS, INC.


                                     By:    /s/ Stephen M. Brett
                                            -----------------------
                                     Name:  Stephen M. Brett
                                     Title: Senior Executive Vice President